                                                                     Exhibit 21


GENERAL DATACOMM INDUSTRIES, INC.
LIST OF SUBSIDIARIES


                                                                                     PERCENTAGE
                                                   STATE OR                          OF VOTING
                                                   JURISDICTION OF                   SECURITIES
SUBSIDIARIES                                       INCORPORATION                     OWNED
- ------------                                       -------------                     -----
General DataComm, Inc.                             Delaware                          100%
General DataComm Systems, Inc.                     Delaware                          100%
DataComm Leasing Corporation                       Delaware                          100%
DataComm Rental Corporation (1)                    Delaware                          100%
DataComm Service Corporation                       Delaware                          100%
General DataComm Ltd.                              Canada                            100%
General DataComm Limited                           England                           100%
General DataComm International
  Corporation                                      Delaware                          100%
General DataCommunications,
  Industries, B.V. (1)                             Netherlands                       100%
GDC Realty, Inc.                                   Texas                             100%
GDC Naugatuck, Inc.                                Delaware                           (2)
General DataComm Pty. Limited                      Australia                         100%
General DataComm SARL                              France                            100%
General Telecomm S.A. de C.V.                      Mexico                            100%
Eurotech France SARL                               France                            100%
General DataComm Pte Ltd.                          Singapore                         100%
General DataComm de
  Venezuela, C.A. (1)                              Venezuela                         100%
General DataComm Advanced Research
  Centre Limited (3)                               England                           100%
General DataComm Industries, GmbH                  Germany                           100%
General DataComm CIS                               Russia                            100%
General DataComm China, Ltd.                       Delaware                          100%
General DataComm do Brazil LTDA, S.C.              Brazil                            100%
- -----------------

(1)  Currently inactive.

(2)  Wholly owned by GDC Realty, Inc.

(3)  Acquired on November 24, 1993 (formerly Netcomm Limited).